Exhibit 10.15

Third Amendment to the
PARSONS EMPLOYEE STOCK OWNERSHIP PLAN
2019 Amendment and Restatement

The Parsons Employee Stock Ownership Plan 2019 Amendment and Restatement (as amended, the “Plan”) is hereby amended as follows, in each case with respect to all diversifications elected or processed on or after January 1, 2021:

1.	Sections 7.5(a) and 7.5(b) of the Plan are hereby amended and restated to read as follows:

(a)For the purpose of this Section 7.5 only, the following definitions shall apply:

(1)“Qualified Participant” shall mean a Participant who has attained age 50 and who has completed at least 3 years of participation in the Plan.

(2)“Qualified Election Period” shall mean the eleven Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

(3)“Annual Election Period” shall mean the 150-day period beginning on the January 1st following the end of each Plan Year in the Participant’s Qualified Election Period.

(b)Each Qualified Participant shall be permitted to direct the Plan as to the diversification of 50% of the value of the vested portion of the Participant’s ESOP Account (or any subaccounts under such Account) subject to the diversification rules in respect of Company Stock which was acquired by the Plan after December 31, 1986, in the manner provided under subsection (c) below, during each Annual Election Period.

[Signature page follows.]

IN WITNESS WHEREOF, this instrument of amendment is executed this ______ day of December, 2020.

PARSONS CORPORATION

By:

Name:

Title: __________________________________

Signature Page to the Third Amendment

to the Parsons Employee Stock Ownership Plan

2019 Amendment and Restatement